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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                CITIGROUP INC.                                              CITIGROUP FUNDING INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                                          DELAWARE
        (STATE OF INCORPORATION                                           (STATE OF INCORPORATION
           OR ORGANIZATION)                                                   OR ORGANIZATION)

               52-1568099                                                       42-1658283
  (I.R.S. EMPLOYER IDENTIFICATION NO.)                             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 399 Park Avenue
                            New York, New York 10043
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section 12(b)       class of securities pursuant to Section 12(g) of
of the Exchange Act and is effective pursuant       the Exchange Act and is effective pursuant to
to General Instruction A.(c), please check the      General Instruction A.(d), please
following box. [X]                                  check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-122925; 333-122925-01
                                                            (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                                           NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                                           EACH CLASS IS TO BE REGISTERED
Principal-Protected Equity Linked Notes Based Upon the Dow                  American Stock Exchange
Jones Industrial AverageSM with Potential Supplemental
Interest at Maturity Due

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

      For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 9 through 17 of Citigroup Funding Inc.'s Prospectus dated May 3, 2005 (Registration Nos. 333-122925; 333-122925-01), as supplemented by the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the Notes" and "Description of the Notes" on pages S-2 through S-6, S-7 through S-9 and S-10 through S-14, respectively, of the Registrants' related preliminary Prospectus Supplement, Subject to Completion, dated January 17, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the Notes contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS.

      99 (A). Prospectus dated May 3, 2005, incorporated by reference to the Registrants' filing under Rule 424(b)(5) dated May 24, 2005.

      99 (B). Preliminary Prospectus Supplement describing the
Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial
AverageSM with Potential Supplemental Interest at Maturity Due       , Subject
to Completion, dated January 17, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated January 18, 2006.

      99 (C). Form of Note.

      99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 of the Registrants filed on May 2, 2005 (Registration Nos. 333-122925; 333-122925-01) (the "Registration Statement").

                                       2
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Citigroup Inc.
                                                  (REGISTRANT)

                                        By:/s/ Charles E. Wainhouse
                                           --------------------------------
                                           Name:    Charles E. Wainhouse
                                           Title:   Assistant Treasurer


                                        Citigroup Funding Inc.
                                                  (REGISTRANT)

                                        By: /s/ Mark Handsman
                                            --------------------------------
                                            Name:  Mark Handsman
                                            Title: Executive Vice President

Date: February 21, 2006

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                                INDEX TO EXHIBITS

Exhibit No.                                Exhibit
-----------                                -------
99 (A).        Prospectus dated May 3, 2005, incorporated by reference to the
               Registrants' filing under Rule 424(b)(5) dated May 24, 2005.

99 (B).        Preliminary Prospectus Supplement describing the
               Principal-Protected Equity Linked Notes Based Upon the Dow
               Jones Industrial AverageSM with Potential Supplemental Interest
               at Maturity Due        , Subject to Completion, dated January 17,
               2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated January 18, 2006.

99 (C).        Form of Note.

99 (D).        Senior Debt Indenture among
               the Registrants and The Bank
               of New York, dated as of
               June 1, 2005, incorporated
               by reference to
               Exhibit 4(a) of the Registration Statement.

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